Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Annual Report (Form 10-K) of PriceSmart, Inc. of our report dated November 18, 2005, included in the 2005 Annual Report to Stockholders of PriceSmart, Inc.

Our audits also included the financial statement schedule of PriceSmart, Inc. listed in Item 15(d). This schedule is the responsibility of the Company’s management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-38345, No. 333-61067, No. 333-82220 and No. 333-102947 pertaining to the 1997 Stock Option Plan, the 1998 Equity Participation Plan, the 2001 Equity Participation Plan and the 2002 Equity Participation Plan), Form S-3 (No. 333-42374, No. 333-67106, No. 333-83412, No. 333-86552, No. 333-96811 and No. 333-100757) and Form S-1 (No. 333-120953) of PriceSmart, Inc. and in the related prospectus of our report dated November 18, 2005, with respect to the consolidated financial statements of PriceSmart, Inc. incorporated by reference in its Annual Report on Form 10-K for the year ended August 31, 2005 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

/s/    ERNST & YOUNG LLP

San Diego, California

November 28, 2005